      As filed with the Securities and Exchange Commission on May 24, 1999

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                            PATTERSON DENTAL COMPANY
             (Exact name of registrant as specified in its charter)

           Minnesota                               41-0886515
(State or other Jurisdiction of                 (I.R.S. Employer
Incorporation or Organization)               Identification Number)

                                      5047
                          (Primary Standard Industrial
                           Classification Code Number)

                            1031 Mendota Heights Road
                            St. Paul, Minnesota 55120
                                 (651) 686-1600
               (Address and telephone number, including area code,
                  of registrant's principal executive offices)

                   Ronald E. Ezerski, Chief Financial Officer
                            Patterson Dental Company
                            1031 Mendota Heights Road
                            St. Paul, Minnesota 55120
                                 (651) 686-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                              Avron L. Gordon, Esq.
                             Brett D. Anderson, Esq.
                             Briggs and Morgan, P.A.
                                 2400 IDS Center
                          Minneapolis, Minnesota 55402
                                 (612) 334-8400

                             Matthew L. Levitt, Esq.
                            Patterson Dental Company
                            1031 Mendota Heights Road
                            St. Paul, Minnesota 55120
                                 (651) 686-1777

                                 ---------------

        Approximate Date of Commencement of Proposed Sale to the Public:
   As soon as practicable after the Registration Statement becomes effective.

                                 ---------------

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                           Proposed Maximum        Proposed Maximum
            Title of Each Class of       Amount to be     Offering Price per      Aggregate Offering       Amount of
          Securities to be Registered     Registered           Share(1)                Price(1)         Registration Fee
Common Stock ($.01 par value)..........     214,317            $36.4375               $7,809,176             $2,171
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sale prices for such stock on May 19, 1999, as reported by the Nasdaq National Market.

                           --------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

================================================================================

The information contained in this prospectus is not complete and may be amended. These securities may not be sold until the related registration statement filed with the SEC or any applicable state securities commission becomes effective. This prospectus is not an offer to sell nor is it seeking an offer to buy any securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 24, 1999

PROSPECTUS

--------------------------------------------------------------------------------

                                 214,317 Shares

                            Patterson Dental Company

                                  Common Stock

--------------------------------------------------------------------------------

     The shareholders of Patterson identified on page 7 are offering and selling 214,317 shares of common stock under this prospectus. We will not receive any part of the proceeds from this offering.

     Our common stock is quoted on the Nasdaq National Market and trades under the ticker symbol "PDCO." On May 19, 1999, the closing price of one share of our stock on the Nasdaq National Market was $36.50.

                                 ---------------

     Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

        The shares involve risks. See "Risk Factors" beginning on page 4.

                                 ---------------

                The date of this prospectus is ____________, 1999

                               PROSPECTUS SUMMARY

     Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus carefully before you decide to invest.

Patterson

     We distribute dental supplies and equipment in the United States and Canada. We currently supply a full line of over 82,500 products to dentists, dental laboratories and institutions. These products include supplies and equipment such as:

o    x-ray film and solutions

o    impression materials

o    restorative materials

o    hand instruments

o    sterilization products

o    protective products

o    x-ray machines

o    handpieces

o    dental chairs

o    dental handpiece control units

o    diagnostic equipment

o    sterilizers

o    dental lights

o    compressors

     Our product line includes approximately 2,000 private-label products sold under the Patterson name. We also offer customers a full range of related services including dental equipment installation, maintenance and repair, dental office design and equipment financing.

     We market our dental products and services through over 900 direct sales representatives and equipment specialists who operate through 91 sales offices in the United States and Canada. We process an average of more than 8,000 customer orders each business day using a computerized order processing network that links our sales offices and nine distribution centers. We estimate that 97% of our consumable goods orders are shipped complete within 24 hours. Customers may order through a sales representative or directly from us by mail or telephone. Some of our larger customers may place their orders electronically through our personal computer-based remote order entry system, a hand-held bar code scanner, or a smart phone with credit card processing. To support our marketing efforts and facilitate order entry, we publish a catalog containing approximately 10,000 dental products; a semiannual publication, Patterson Today, featuring dental equipment; and periodic direct mail advertisements highlighting popular and specially priced items.

     We also distribute a variety of printed products and office supplies to office-based healthcare providers including medical and dental offices, as well as Windows(R) based practice management software for dental offices. Unless otherwise indicated, all references to Patterson include the following subsidiaries: Direct Dental Supply Co.; Patterson Dental Canada, Inc. and Patterson Dental Supply, Inc.

The offering

     We issued the securities covered by this prospectus to the selling shareholders in connection with our acquisition of Professional Business Systems, Inc. Professional Business Systems manufactures and distributes filing systems and other practice management systems.

     The selling shareholders may offer their shares through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or privately negotiated prices. No period of time has been fixed within which the shares may be offered or sold.

General

     We began supplying dental equipment and supplies to dentists and other customers in 1877. In 1985, PDA, Inc., a Minnesota corporation controlled by members of our management, acquired Patterson, then a Delaware corporation. Patterson was incorporated under the Minnesota Business Corporation Act on June 15, 1992. Patterson merged with and became the successor to PDA on July 17, 1992.

     Our corporate headquarters and executive offices are located at 1031 Mendota Heights Road, St. Paul, Minnesota 55120. Our telephone number is (651) 686-1600.

                                  RISK FACTORS

     Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors, and the other information included in this prospectus, before you decide to purchase shares of our common stock.

Health care expenditures may fall, decreasing our revenues.

     The following factors could adversely affect our future operating results:

     o Reduced growth in spending for dental services by private dental insurance plans.

     o Inaccurate assumptions by us concerning future spending for dental services by individuals.

     o Reduced growth in demand for infection control products currently used to prevent the spread of communicable diseases.

     o Reduced growth of dental practices and reduced demand for dental products.

     o Dentists' inability to obtain reimbursement for new procedures and technologies as a result of health care reform, increased emphasis on controlling costs or legislation or regulation.

Adverse conditions affecting employment and worker benefits may negatively affect the market for dental supplies and equipment.

     We believe that the level of employment in the United States affects demand for dental services and products. Future adverse conditions affecting employment and worker benefits may materially adversely affect our business and prospects. We estimate that wholesale sales of dental supplies and equipment in the United States and Canada currently represent a market of approximately $3.3 billion per year. We estimate that our market share, based on current sales data, is approximately 24%. We cannot assure you that the market for dental supplies and equipment or our market share will stay at current levels or grow.

Competition in dental products distribution could prevent us from getting or keeping customers.

     The dental products distribution industry is highly competitive. Competition may force us to lose customers and market share. We face competition in many forms, including national, regional and full-service distributors and mail-order distributors of dental products. One such firm may have sales exceeding our sales. Further, at least 12 regional, full-service distributors and hundreds of small local distributors participate in the industry.

     The business of supplying office products and forms to dental, medical and other practitioners is highly competitive. Our line of office products and forms faces competition from other national direct mail suppliers and local printing and office product suppliers. The success of this product line depends on our ability to attract and retain customers by offering quick response times and innovative products that meet industry standards. Because the cost of paper represents over half the cost of our printed products, changes in the price of paper may also impact the profitability of this product line. The use of computer-based technologies in the management of health care practices may also negatively affect future demand for printed products.

Our revenues depend on our relationships with qualified and motivated sales personnel and key vendors as well as manufacturers of innovative products.

     Our future operating results depend on our ability to maintain satisfactory relationships with qualified and motivated sales personnel and key vendors. Such results also depend on our ability to create relationships with additional manufacturers of quality, innovative products.

Our management has the ability to significantly affect the outcome of shareholder voting, including the possibility of taking actions contrary to the preferences of shareholders at large.

     As of May 15, 1999, our officers and directors beneficially owned approximately 18% of our outstanding shares. Accordingly, such persons may exert substantial influence over the election of directors and generally direct our business affairs. Such persons may also control or substantially influence the outcome of shareholder approvals of business acquisitions, mergers and combinations and other actions.

We may be liable for injuries caused by the dental products we distribute.

     Although we do not manufacture any dental products, some consumers have brought a small number of claims against us related to the products we distribute. To date, we have not incurred significant liability or expense in connection with such claims. We could be adversely affected by (a) any significant increase in successful claims, (b) claims exceeding our product liability insurance coverage, (c) the failure to obtain adequate insurance coverage, or (d) the failure to obtain indemnification from third parties.

We must comply with regulations governing the distribution of drugs and medical devices and additional regulations could negatively affect our business.

     Various federal, state and local government entities and agencies regulate our operations. The Federal Food, Drug and Cosmetic Act and the Safe Medical Devices Act both impact us. Such laws (a) regulate advertising, record keeping, labeling, handling, storage and distribution of drugs and medical devices, (b) require Federal Food and Drug Administration registration, and (c) impose reporting requirements if a medical device causes serious illness, injury or death. Each state in which we conduct business requires us to be licensed as a distributor of drugs and medical devices. Additional laws or regulations may materially adversely impact our business.

Our classified board, our ability to issue preferred stock and Minnesota law may prevent a change in control.

     Our Articles of Incorporation and Minnesota law could make it more difficult for a third party to acquire control of Patterson, even if a change in control would be beneficial to our shareholders. Our board of directors is divided into three classes. Accordingly, our shareholders may not replace the entire board at once. We may also issue preferred stock without shareholder approval. Such issuances could make it more difficult for a third party to acquire us. In addition, Minnesota restricts certain "control share acquisitions" and "business combinations." Such factors could hamper or prevent an unsolicited tender offer or takeover proposal and the issuance of preferred stock could adversely affect the rights of our shareholders.

Year 2000 compliance issues may negatively affect us.

     Specific risks we face with regard to Year 2000 compliance issues include:
(a) the failure of our internal computer and non-computer systems, (b) the failure of significant product vendors or service providers to timely complete their Year 2000 resolution processes, and (c) decreased sales of dental supplies and equipment as a result of disruptions in the economy.

     We have completed our assessment of our major information technology and technology reliant operating systems, including internal accounting, general ledger, billing, inventory and accounts payable systems. We have nearly completed implementing the necessary modifications and replacements of our operating systems. We believe the incremental costs to complete this program will not be material.

     We are in the process of querying our significant suppliers of products and services to determine the impact on us if such suppliers fail to prepare their computer and non-computer systems for Year 2000. We have not yet completed our assessment of the impact on us if significant suppliers fail to ready their systems. If significant product vendors fail to timely prepare their systems for Year 2000, they may be unable to ship products to us in a timely manner. That means that we may not be able to offer such products to our customers. If significant service providers fail to timely prepare their systems for Year 2000, we may be unable, in the case of vital utility services, to operate a branch office or distribution center. While we could substitute products or shift distribution or branch operations, the inability of significant suppliers of products or services to complete their Year 2000 resolution processes in a timely fashion could materially adversely affect us. At this time, we cannot reasonably estimate the amount of lost revenue and other impact such events could cause.

     We believe we have an effective program in place to resolve our own Year 2000 issues in a timely manner. As noted above, the failure of significant suppliers of products or services to resolve their own Year 2000 issues could materially adversely affect us. In addition, disruptions in the economy in general as a result of Year 2000 issues could also materially adversely affect us by reducing the demand for dental services.

     We currently have no contingency plans in place in the event that all phases of our Year 2000 program are not completed or a significant supplier of products or services fails to complete its Year 2000 resolution process. We are in the process of evaluating whether such a plan is necessary.

Special note regarding our forward-looking statements.

     Some of the information in this document may contain forward-looking statements. You can identify such statements by noting the use of forward-looking terms such as "believes," "expects," "plans," "estimates" and other similar words. Risks, uncertainties or assumptions that are difficult to predict may affect such statements. The risk factors presented above and other cautionary statements could cause our actual operating results to differ materially from those expressed in any forward-looking statement. We caution you to keep in mind these risk factors and other cautionary statements and to refrain from placing undue reliance on any forward-looking statements, which speak only as of the date of this document.

                              SELLING SHAREHOLDERS

     The following table presents information regarding the selling shareholders. The shares listed below represent the shares that each selling shareholder beneficially owned on May 15, 1999. In the following table, percentage of beneficial ownership is based on 33,649,313 outstanding shares of common stock.

                                                                  Percentage of
                                                   Shares          Outstanding                     Shares
                                               Beneficially           Shares                     Beneficially
                                                  Owned            Beneficially                  Owned if All
                                                  Before           Owned Before     Shares      Shares are Sold
           Selling Shareholder                   Offering            Offering       Offered     in the Offering
           -------------------                 ------------       -------------     -------     ---------------
     Donald M. Fouts (1)................           213,504               *          213,429            75

     Carol J. Fouts (2).................               963               *              888            75

---------------
*    Less than one percent.

(1)  Excludes shares held by Mr. Fouts' spouse which are separately presented.

(2)  Excludes shares held by Ms. Fouts' spouse which are separately presented.

Sale to selling shareholders

     We acquired Professional Business Systems in February 1999. As consideration for the acquisition, we issued the shares covered by this prospectus, which were valued at the time of issuance at approximately $8.6 million, and assumed debt and other obligations of approximately $1.9 million.

     Donald M. Fouts, formerly the President of Professional Business Systems, currently serves as the General Manager of our facility in Roselle, Illinois. This facility produces and distributes filing systems and other practice management systems. Carol J. Fouts, formerly the secretary of Professional Business Systems, currently serves as the Receivables Manager of our Roselle facility. The Fouts have pledged to us an aggregate of 10,715 of the shares covered by this prospectus to secure their indemnification obligations until February 2000.

Selling shareholders' registration rights

     Under the agreement and plan of merger among us, one of our subsidiaries and the selling shareholders, we agreed to register their shares of common stock. We also agreed to use our best efforts to keep the registration statement effective for two years, until they no longer hold or have the right to acquire the shares, or until all of their shares may be sold pursuant to SEC rules without volume restrictions, whichever comes first.

     Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares covered by this prospectus.

                                 USE OF PROCEEDS

     All of the net proceeds from the sale of the shares will go to the shareholders who offer and sell their shares. Accordingly, we will not receive any proceeds from the sale of the shares.

                              PLAN OF DISTRIBUTION

     The selling shareholders may offer their shares at various times in one or more of the following transactions:

     o    on the Nasdaq National Market

     o    in transactions other than on such market

     o    in privately negotiated transactions

     o    in a combination of any of the above transactions

     The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prices, or at negotiated prices. We are indemnifying the selling shareholders and they are indemnifying us against liabilities under the Securities Act.

     The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

     The selling shareholders, and any persons who participate in the sale of the shares from time to time, may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions paid or discounts or concessions allowed to any such persons, and any profits received on resale of the shares, may be deemed to be underwriting compensation under the Securities Act.

     In order to comply with applicable state securities laws, the shares will be sold only through registered or licensed brokers or dealers. In addition, the shares will not be sold until they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

                                  LEGAL MATTERS

     For the purposes of this offering, Matthew L. Levitt, Esq., General Counsel to Patterson, is giving his opinion on the validity of the shares.

                                     EXPERTS

     The consolidated financial statements of Patterson Dental Company appearing in Patterson Dental Company's Annual Report on Form 10-K for the year ended April 25, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the shares covered by this prospectus:

     o    Annual Report on Form 10-K for the year ended April 25, 1998;

     o Quarterly Reports on Form 10-Q for the quarters ended July 25, 1998, October 24, 1998 and January 23, 1999;

     o Description of our common stock contained in our Registration Statement on Form S-1 (No. 33-51304) filed August 26, 1992; and

     o    Definitive Schedule 14A (Proxy Statement) filed on August 4, 1998.

     This prospectus is part of a registration statement we filed with the SEC. You may request a copy of the registration statement or any of the above filings, at no cost, by writing or telephoning the Chief Financial Officer at the following address:

                        Patterson Dental Company
                        1031 Mendota Heights Road
                        St. Paul, Minnesota 55120
                        (651) 686-1600

     You should rely only on the information or representations provided in this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer of their shares in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

================================================================================


     You should rely on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this document is accurate as of any date other than the date on the front of this document. This prospectus is not an offer to sell nor is it seeking an offer to buy any securities in any state where the offer or sale is not permitted.

                              ---------------------

                                TABLE OF CONTENTS

                              ---------------------

                                                     Page
                                                     ----

Prospectus Summary....................................  2
Risk Factors..........................................  4
Selling Shareholders..................................  7
Use of Proceeds.......................................  7
Plan of Distribution..................................  8
Legal Matters.........................................  8
Experts...............................................  8
Where You Can Find More Information...................  9

================================================================================



================================================================================

                                 214,317 Shares

                            Patterson Dental Company

                                  Common Stock

                              --------------------

                                   PROSPECTUS

                              --------------------









                              ______________, 1999


================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses payable by Patterson in connection with the sale and distribution of the shares being registered. All amounts shown are estimates, except the registration fee.

     SEC registration fee................................... $ 2,171
     Legal fees and expenses................................   5,000
     Accounting fees and expenses...........................   5,000
     Blue sky and related fees and expenses.................     500
     Miscellaneous (including listing fees, if applicable)..   4,329
                                                             -------
          Total............................................. $17,000
                                                             =======

Item 15. Indemnification of Directors and Officers.

     The Registrant is a Minnesota corporation. Reference is made to Minnesota Statutes Section 302A.521 which provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article VI of the Company's Bylaws provides that officers, directors, members of committees appointed or designated by the Board of Directors and employees, past or present, of the Company shall be indemnified by the Company, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521.

Item 16. Exhibits and Financial Statement Schedules

5.1      Opinion of Matthew L. Levitt, Esq.

23.1     Consent of Matthew L. Levitt, Esq. (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

24.1     Power of Attorney (included on signature page to the Registration
         Statement).

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions summarized in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and State of Minnesota, on May 24, 1999.

                                         Patterson Dental Company

                                         By   Peter L. Frechette
                                           --------------------------------
                                           Peter L. Frechette
                                           Chairman, President
                                           and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Peter L. Frechette and Ronald E. Ezerski as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates and in the capacities indicated.

          Signature                       Title                     Date
          ---------                       -----                     ----

/s/ Peter L. Frechette         Chairman, President, Chief         May 24, 1999
----------------------------   Executive Officer and Director
Peter L. Frechette             (Principal Executive Officer)


/s/ Ronald E. Ezerski          Vice President, Treasurer, Chief   May 24, 1999
----------------------------   Financial Officer and Director
Ronald E. Ezerski              (Principal Accounting Officer
                               and Principal Financial Officer)


/s/ David K. Beecken           Director                           May 24, 1999
----------------------------
David K. Beecken


/s/ Andre B. Lacy              Director                           May 24, 1999
----------------------------
Andre B. Lacy


/s/ Burt E. Swanson            Director                           May 24, 1999
----------------------------
Burt E. Swanson

                                  EXHIBIT INDEX

Number                              Description
------      --------------------------------------------------------------

5.1         Opinion of Matthew L. Levitt, Esq.
23.1        Consent of Matthew L. Levitt, Esq. (included in Exhibit 5.1).
23.2        Consent of Ernst & Young LLP.
24.1        Power of Attorney (included on signature page to Registration
            Statement).